Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2018 RESULTS

Houston, February 18, 2019 – Superior Energy Services, Inc. (the “Company”) today announced a net loss from continuing operations for the fourth quarter of 2018 of $750.2 million, or $4.85 per share, on revenue of $539.3 million. This compares to a net loss from continuing operations of $21.8 million, or $0.14 per share, for the third quarter of 2018, on revenue of $573.1 million and net income from continuing operations of $21.9 million, or $0.14 per share for the fourth quarter of 2017, on revenue of $497.0 million.

Negative fourth quarter, results were driven in part by the recording of a pre-tax charge of $743.7 million primarily related to reduction in value of assets. The reduction in value of assets was comprised of $668.9 million related to impairment of the remaining goodwill in the Onshore Completion and Workover Services and Production Services segments, and $70.8 million related to reduction in value of long-lived assets, primarily in its Onshore Completion and Workover Services and Production Services segments. The Company also recorded a pre-tax charge of $4.0 million for restructuring costs. The resulting adjusted net loss from continuing operations for the fourth quarter of 2018 was $30.6 million, or $0.20 per share. This compares to a net loss from continuing operations of $21.8 million, or $0.14 per share for the third quarter of 2018, and an adjusted net loss from continuing operations of $51.2 million, or $0.33 per share for the fourth quarter of 2017.

For the year ended December 31, 2018, the Company’s net loss from continuing operations was $857.4 million, or $5.55 per share, on revenue of $2,130.3 million as compared with a net loss from continuing operations of $187.0 million, or $1.22 per share, on revenue of $1,874.1 million for the year ended December 31, 2017.

“The fourth quarter was the first period in 2018 in which U.S. land markets experienced lower sequential activity levels and utilization,” noted David Dunlap, President and CEO. “Lower activity was most acutely experienced in pressure pumping due to the combination of declining oil prices, increasing industry capacity, inclement weather and our customers deferral of incremental activity.

“Our customers continue to realign their priorities as shale exploitation matures after more than a decade of explosive growth. This is evident in our customers increasing focus on free cash flow and returns over absolute growth. As 2018 demonstrated, the transition from a growth emphasis to a more disciplined orientation can be disruptive to service profitability. The disruption experienced in the fourth quarter was further exacerbated by the volatility of oil prices and excess fracturing capacity. We believe large scale, mature, shale development programs are an excellent opportunity for Superior Energy in the years to come. However, in recognition of the excess capacity in the market, we will limit our investment in these capital intensive completion oriented service lines.

“In the Gulf of Mexico, our premium drill pipe business continued to demonstrate value as revenues and margins benefitted from a favorable mix of activity, offsetting an expected decline in completion tools activity during the quarter.

“Internationally, we continue to be encouraged by increasing activity levels as well as visibility towards future opportunities. During the fourth quarter, hydraulic workover activity improved in Latin America, Europe and in the Asia Pacific region.

“Our spending levels declined during the fourth quarter as we expect U.S. land markets to remain volatile over the near-term. Given this outlook, and our objective of maintaining future capital spending within operating cash flows, we expect that an increasing percentage of our expenditures will be directed towards our cornerstone franchises with global reach that are more likely to consistently generate free cash flow and returns in the current environment.”

Fourth Quarter 2018 Geographic Breakdown

U.S. land revenue was $356.9 million in the fourth quarter of 2018, a decrease of 10% as compared with revenue of $396.8 million in the third quarter of 2018, and an 8% increase compared to revenue of $331.0 million in the fourth quarter of 2017. Gulf of Mexico revenue remained flat at $89.5 million as compared to the third quarter of 2018, and a 17% increase from revenue of $76.4 million in the fourth quarter of 2017. International revenue of $92.9 million increased 8% as compared with $86.1 million in the third quarter of 2018 and increased 4% as compared to revenue of $89.6 million in the fourth quarter of 2017.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the fourth quarter of 2018 was $105.3 million, a 6% increase from third quarter 2018 revenue of $99.2 million and a 33% increase from fourth quarter 2017 revenue of $79.2 million.

U.S. land revenue increased 2% sequentially to $46.7 million, Gulf of Mexico revenue increased 17% sequentially to $30.6 million and international revenue remained flat at $28.0 million.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the fourth quarter of 2018 was $255.1 million, a 13% decrease from third quarter 2018 revenue of $294.9 million, and a 10% increase from fourth quarter 2017 revenue of $232.7 million. The sequential decline in revenue was primarily driven by decreased pressure pumping activity.

Production Services Segment

The Production Services segment revenue in the fourth quarter of 2018 was $109.9 million, a 4% increase from third quarter 2018 revenue of $105.9 million and a 7% decrease from fourth quarter 2017 revenue of $118.2 million.

U.S. land revenue of $47.1 million was unchanged from the third quarter. Gulf of Mexico revenue increased 11% sequentially to $18.6 million and international revenue increased 7% sequentially to $44.2 million.

Technical Solutions Segment

The Technical Solutions segment revenue in the fourth quarter of 2018 was $69.0 million, a 6% decrease from third quarter 2018 revenue of $73.1 million and a 3% increase from fourth quarter 2017 revenue of $66.9 million.

U.S. land revenue decreased 5% sequentially to $8.0 million. Gulf of Mexico revenue decreased 15% sequentially to $40.3 million and international revenue increased 19% to $20.7 million.

Conference Call Information

The Company will host a conference call at 9:00 a.m. Eastern Standard Time on Tuesday, February 19, 2019. The call can be accessed from the Company’s website at www.superiorenergy.com or by telephone at 888-317-6003 and using entry number 3034911. For those who cannot listen to the live call, a telephonic replay will be available through February 26, 2019 and may be accessed by calling 877-344-7529 and using the access code 10128387.

About Superior Energy Services

Superior Energy Services (NYSE:SPN) serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

This press release contains, and future oral or written statements or press releases by us and our management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by our management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause our actual results to differ materially from such statements. Such risks and uncertainties include, but are not limited to: the conditions in the oil and gas industry, especially oil and natural gas prices and capital expenditures by oil and gas companies; our outstanding debt obligations and the potential effect of limiting our ability to fund future growth and operations and increasing our exposure to risk during adverse economic conditions; necessary capital financing may not be available at economic rates or at all; volatility of our common stock; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which we may have limited or no insurance coverage or indemnification rights; we may not be fully indemnified against losses incurred due to catastrophic events; claims, litigation or other proceedings that require cash payments or could impair our financial condition; credit risk associated with our customer base; the effect of regulatory programs (including regarding worker health and safety laws) and environmental matters on our operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce demand for our pressure pumping and fluid management services, or that future changes in climate change legislation could result in increased operating costs or reduced commodity demand globally; the impact that unfavorable or unusual weather conditions could have on our operations; the potential inability to retain key employees and skilled workers; political, legal, economic and other risks and uncertainties associated with our international operations; laws, regulations or practices in foreign countries could materially restrict our operations or expose us to additional risks; potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting our operating results; changes in competitive and technological factors affecting our operations; risks associated with the uncertainty of macroeconomic and business conditions worldwide; not realizing the benefits of acquisitions or divestitures; our operations may be subject to cyber-attacks that could have an adverse effect on our business operations; counterparty risks associated with reliance on key suppliers; challenges with estimating our potential liabilities related to our oil and natural gas property; and risks associated with potential changes of Bureau of Ocean Energy Management (BOEM) security and bonding requirements for offshore platforms. These risks and other uncertainties related to our business are described in our periodic reports filed with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which we cannot control or anticipate. Further, we may make changes to our business strategies and plans (including our capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, our assumptions or otherwise, any of which could or will affect our results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by us in our forward-looking statements. We undertake no obligation to update any of our forward-looking statements for any reason, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share amounts)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017
Revenues	$539,331	$497,043	$573,068	$2,130,265	$1,874,076
Cost of services and rentals (exclusive of depreciation, depletion, amortization and accretion)	384,445	356,628	404,389	1,502,104	1,398,695
Depreciation, depletion, amortization and accretion	97,264	107,565	99,892	400,848	438,716
General and administrative expenses	74,641	68,934	68,895	289,252	295,507
Reduction in value of assets	739,725	4,202	—	739,725	14,155

Loss from operations	(756,744)	(40,286)	(108)	(801,664)	(272,997)
Other income (expense):
Interest expense, net	(24,745)	(24,776)	(24,952)	(99,477)	(101,455)
Other income (expense)	2,717	(822)	(277)	(1,678)	(3,299)

Loss from continuing operations before income taxes	(778,772)	(65,884)	(25,337)	(902,819)	(377,751)
Income taxes	(28,587)	(87,762)	(3,521)	(45,433)	(190,740)

Net income (loss) from continuing operations	(750,185)	21,878	(21,816)	(857,386)	(187,011)
Income (loss) from discontinued operations, net of income tax	—	(13,285)	—	(729)	(18,910)

Net income (loss)	$(750,185)	$8,593	$(21,816)	$(858,115)	$(205,921)

Basic and Diluted earnings (losses) per share:
Net income (loss) from continuing operations	$(4.85)	$0.14	$(0.14)	$(5.55)	$(1.22)
Loss from discontinued operations	—	(0.08)	—	(0.01)	(0.13)

Net income (loss)	$(4.85)	$0.06	$(0.14)	$(5.56)	$(1.35)

Diluted earnings (losses) per share:
Net income (loss) from continuing operations	$(4.85)	$0.14	$0.14	$(5.55)	$(1.22)
Loss from discontinued operations	—	(0.08)	—	(0.01)	(0.13)

Net income (loss)	$(4.85)	$0.06	$0.14	$(5.56)	$(1.35)

Weighted average common shares:
Basic and Diluted	154,536	153,085	154,529	154,367	152,933

Diluted	154,536	154,277	154,529	154,367	152,933

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	12/31/2018	12/31/2017
ASSETS
Current assets:
Cash and cash equivalents	$158,050	$172,000
Accounts receivable, net	447,353	398,056
Income taxes receivable	—	959
Prepaid expenses	45,802	42,128
Inventory and other current assets	121,700	134,032
Assets held for sale	—	13,644

Total current assets	772,905	760,819

Property, plant and equipment, net	1,109,126	1,316,944
Goodwill	136,788	807,860
Notes receivable	63,993	60,149
Restricted cash	5,698	20,483
Intangible and other long-term assets, net	127,452	143,970

Total assets	$2,215,962	$3,110,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$139,325	$119,716
Accrued expenses	219,180	221,757
Income taxes payable	734	—
Current portion of decommissioning liabilities	3,538	27,261
Liabilities held for sale	—	6,463

Total current liabilities	362,777	375,197

Deferred income taxes	—	61,058
Decommissioning liabilities	126,558	103,136
Long-term debt, net	1,282,921	1,279,771
Other long-term liabilities	152,967	158,634
Total stockholders’ equity	290,739	1,132,429

Total liabilities and stockholders’ equity	$2,215,962	$3,110,225

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017

(in thousands)

(unaudited)

	2018	2017
Cash flows from operating activities:
Net loss	$(858,115)	$(205,921)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	400,848	438,716
Reduction in value of assets	739,725	—
Other noncash items	(39,152)	(129,390)
Changes in working capital and other	(78,249)	(6,979)

Net cash provided by operating activities	165,057	96,426
Cash flows from investing activities:
Payments for capital expenditures	(221,370)	(164,933)
Other	33,299	28,269

Net cash used in investing activities	(188,071)	(136,664)
Cash flows from financing activities:
Other	(2,586)	(17,025)

Net cash used in financing activities	(2,586)	(17,025)
Effect of exchange rate changes in cash	(3,135)	3,654

Net decrease in cash, cash equivalents, and restricted cash	(28,735)	(53,609)
Cash, cash equivalents and restricted cash at beginning of period	192,483	246,092

Cash, cash equivalents, and restricted cash at end of period	$163,748	$192,483

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

REVENUE BY GEOGRAPHIC REGION BY SEGMENT

(in thousands)

(unaudited)

	Three months ended,
	December 31, 2018	September 30, 2018	December 31, 2017
U.S. land
Drilling Products and Services	$46,732	$45,605	$35,146
Onshore Completion and Workover Services	255,056	294,869	232,720
Production Services	47,103	47,858	55,010
Technical Solutions	7,993	8,453	8,161

Total U.S. land	$356,884	$396,785	$331,037

Gulf of Mexico
Drilling Products and Services	$30,540	$26,065	$22,521
Onshore Completion and Workover Services	—	—	—
Production Services	18,603	16,776	19,864
Technical Solutions	40,325	47,286	34,027

Total Gulf of Mexico	$89,468	$90,127	$76,412

International
Drilling Products and Services	$28,028	$27,514	$21,559
Onshore Completion and Workover Services	—	—	—
Production Services	44,228	41,236	43,363
Technical Solutions	20,723	17,406	24,672

Total International	$92,979	$86,156	$89,594

Total Revenues	$539,331	$573,068	$497,043

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

(in thousands)

(unaudited)

	Three months ended,
Revenues	December 31, 2018	September 30, 2018	December 31, 2017
Drilling Products and Services	$105,300	$99,184	$79,226
Onshore Completion and Workover Services	255,056	294,869	232,720
Production Services	109,934	105,870	118,237
Technical Solutions	69,041	73,145	66,860

Total Revenues	$539,331	$573,068	$497,043

Adjusted Income (Loss) from Operations (1)
Drilling Products and Services	$27,143	$20,255	$340
Onshore Completion and Workover Services	(15,637)	2,767	(9,888)
Production Services	(3,893)	(5,998)	(6,464)
Technical Solutions	6,356	8,962	3,176
Corporate and other	(27,054)	(26,094)	(23,248)

Total Adjusted Income (Loss) from Operations	$(13,085)	$(108)	$(36,084)

Adjusted EBITDA (1)
Drilling Products and Services	$53,193	$48,085	$31,547
Onshore Completion and Workover Services	32,578	50,066	41,311
Production Services	12,432	11,087	12,420
Technical Solutions	11,677	15,291	8,022
Corporate and other	(25,701)	(24,745)	(21,819)

Total Adjusted EBITDA	$84,179	$99,784	$71,481

(1)

Adjusted income (loss) from operations and adjusted EBITDA exclude the impact of reduction in value of assets and other items for the three months ended December 31, 2018 and 2017. For Non-GAAP reconciliations, refer to Table 2 below.

Non-GAAP Financial Measures

The following table reconciles net income/loss from continuing operations, which is the directly comparable financial measure determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted income/loss from continuing operations (non-GAAP financial measure). This financial measure is provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of Consolidated Adjusted Net Loss From Continuing Operations

(in thousands)

(unaudited)

Table 1

	Three months ended,
	December 31, 2018		December 31, 2017
	Consolidated	Per Share	Consolidated	Per Share
Reported net income (loss) from continuing operations	$(750,185)	$(4.85)	$21,878	$0.14
Reduction in value of assets	739,725	4.79	4,202	0.02
Restructuring costs	3,934	0.02	—	—
Income taxes	(24,082)	(0.16)	(716)	—
US Tax Reform (1)	—	—	(76,529)	(0.49)

Adjusted net loss from continuing operations	$(30,608)	$(0.20)	$(51,165)	$(0.33)

(1)	Recorded in Income Taxes in the consolidated statement of operations.

The following table reconciles net income/loss from continuing operations by segment, which is the directly comparable financial measure determined in accordance with GAAP, to adjusted income/loss from operations and adjusted EBITDA by segment (non-GAAP financial measures). These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of Adjusted Income (Loss) from Operations and Adjusted EBITDA by Segment

(in thousands)

(unaudited)

Table 2

	Three months ended December 31, 2018
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$26,678	$(662,061)	$(97,425)	$7,280	$(24,657)	$(750,185)
Reduction in value of assets	—	644,813	92,252	—	2,660	739,725
Restructuring costs	465	1,611	1,280	78	500	3,934
Interest expense, net	—	—	—	(1,002)	25,747	24,745
Other expense	—	—	—	—	(2,717)	(2,717)
Income taxes	—	—	—	—	(28,587)	(28,587)

Adjusted income (loss) from operations	$27,143	$(15,637)	$(3,893)	$6,356	$(27,054)	$(13,085)

Depreciation, depletion, amortization and accretion	26,050	48,215	16,325	5,321	1,353	97,264

Adjusted EBITDA	$53,193	$32,578	$12,432	$11,677	$(25,701)	$84,179

	Three months ended September 30, 2018
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$20,255	$2,767	$(5,998)	$9,948	$(48,788)	$(21,816)
Interest expense, net	—	—	—	(986)	25,938	24,952
Other expense	—	—	—	—	277	277
Income taxes	—	—	—	—	(3,521)	(3,521)

Income (loss) from operations	$20,255	$2,767	$(5,998)	$8,962	$(26,094)	$(108)

Depreciation, depletion, amortization and accretion	27,830	47,299	17,085	6,329	1,349	99,892

EBITDA	$48,085	$50,066	$11,087	$15,291	$(24,745)	$99,784

	Three months ended December 31, 2017
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$(1,016)	$(12,734)	$(6,464)	$4,116	$37,976	$21,878
Reduction in value of assets	1,356	2,846	—	—	—	4,202
Interest expense, net	—	—	—	(940)	25,716	24,776
Other expense	—	—	—	—	822	822
Income taxes	—	—	—	—	(87,762)	(87,762)

Adjusted income (loss) from operations	$340	$(9,888)	$(6,464)	$3,176	$(23,248)	$(36,084)

Depreciation, depletion, amortization and accretion	31,207	51,199	18,884	4,846	1,429	107,565

Adjusted EBITDA	$31,547	$41,311	$12,420	$8,022	$(21,819)	$71,481